SCHEDULE 14A

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.   )

Filed by the Registrant  [X]

Filed by a Party other than the Registrant  [   ]

Check the appropriate box:

[ ] Preliminary Proxy Statement	[ ] Confidential, for Use of the Commission only (as permitted by Rule 14a-6(e)(2))
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

Interact Commerce Corporation (Formerly Known as SalesLogix Corporation)

(Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[   ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

[ ]	Fee paid previously with preliminary materials.

[ ]	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

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(4)	Date Filed:

[INTERACT LOGO]

8800 N. Gainey Center Drive,
Suite 200, Scottsdale, AZ 85258

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To be Held on June 20, 2000

TO THE STOCKHOLDERS OF INTERACT COMMERCE CORPORATION:

      NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of INTERACT COMMERCE CORPORATION, a Delaware corporation (the “Company”), will be held on June 20, 2000 at 10:00 a.m. Mountain Standard Time at Gainey Suites Hotel, 7300 E. Gainey Suites Drive, Scottsdale, Arizona 85258 to act on the following matters:

1.	To elect two directors to hold office until the 2001 Annual Meeting of Stockholders, two directors to hold office until 2002 Annual Meeting of Stockholders and three directors to hold office until the 2003 Annual Meeting of Stockholders.

2.	To ratify the selection of Ernst & Young LLP as independent auditors of the Company for its fiscal year ending December 31, 2000.

3.	To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

      The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

      The Board of Directors has fixed the close of business on May 22, 2000 as the record date for the determination of stockholders entitled to notice of and to vote at this Annual Meeting and at any adjournment or postponement thereof.

By Order of the Board of Directors

Gary R. Acord
Secretary

Scottsdale, Arizona

May 23, 2000

ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN ORDER TO ENSURE YOUR REPRESENTATION AT THE MEETING. A RETURN ENVELOPE (WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES) IS ENCLOSED FOR THAT PURPOSE. EVEN IF YOU HAVE GIVEN YOUR PROXY, YOU MAY STILL VOTE IN PERSON IF YOU ATTEND THE MEETING. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE AT THE MEETING, YOU MUST OBTAIN FROM THE RECORD HOLDER A PROXY ISSUED IN YOUR NAME.

PROXY STATEMENT

FOR ANNUAL MEETING OF STOCKHOLDERS
To Be Held
June 20, 2000

INFORMATION CONCERNING SOLICITATION AND VOTING

General

      The enclosed proxy is solicited on behalf of the Board of Directors of Interact Commerce Corporation, a Delaware corporation (the “Company”), for use at the Annual Meeting of Stockholders to be held on June 20, 2000 at 10:00 a.m. Mountain Standard Time (the “Annual Meeting”), or at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting. The Annual Meeting will be held at Gainey Suites Hotel, 7300 E. Gainey Suites Drive, Scottsdale, Arizona 85258. The Company intends to mail this proxy statement and accompanying proxy card on or about May 23, 2000 to all stockholders entitled to vote at the Annual Meeting.

Solicitation

      The Company will bear the entire cost of solicitation of proxies, including preparation, assembly, printing and mailing of this proxy statement, the proxy and any additional information furnished to stockholders. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of Common Stock beneficially owned by others to forward to such beneficial owners. The Company may reimburse persons representing beneficial owners of Common Stock for their costs of forwarding solicitation materials to such beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, telegram or personal solicitation by directors, officers or other regular employees of the Company or, at the Company’s request. No additional compensation will be paid to directors, officers or other regular employees for such services.

Voting Rights and Outstanding Shares

      Only holders of record of Common Stock at the close of business on May 22, 2000 (the “Record Date”) will be entitled to notice of and to vote at the Annual Meeting. As of March 31, 2000, the Company had 19,567,736 shares of Common Stock outstanding and entitled to vote. The presence at the meeting in person or by proxy, relating to any matter to be acted upon at the meeting, of a majority of the outstanding shares entitled to vote, or 9,783,869 shares as of March 31, 2000, is necessary to constitute a quorum for the meeting. Stockholders of record who are present in person or by proxy and who abstain, including brokers holding customers’ shares of record who cause abstentions to be recorded at the meeting, are considered stockholders who are present and entitled to vote and they count toward the quorum.

      Each holder of record of Common Stock on such date will be entitled to one vote for each share held on all matters to be voted upon at the Annual Meeting.

      All votes will be tabulated by the inspector of election appointed for the meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes. A “broker non-vote” occurs when a broker or other nominee holding shares for a beneficial owner votes on one proposal, but does not vote on another proposal because the broker does not have discretionary voting power for the other proposal and has not received instructions from the beneficial owner. Broker non-votes are counted as present or represented for purposes of determining the presence or absence of a quorum for the Annual Meeting, but are not counted for purposes of determining the number of shares entitled to vote with respect to any proposal for which the broker lacks discretionary authority.

Revocability of Proxies

      Any person giving a proxy pursuant to this solicitation has the power to revoke it at any time before it is voted. It may be revoked by filing with the Secretary of the Company at the Company’s principal executive office, 8800 North Gainey Center Drive, Suite 200, Scottsdale, Arizona 85258, a written notice of revocation or a duly executed proxy bearing a later date, or it may be revoked by attending the meeting and voting in person. Attendance at the meeting will not, by itself, revoke a proxy.

Stockholder Proposals

      Pursuant to the Company’s bylaws, a stockholder proposal or a nomination for director that is not to be included in such proxy statement and proxy at the Company’s 2001 annual meeting of stockholders must provide specified information to the Company between February 20, 2001 and March 22, 2001 (unless such matters are included in the Company’s proxy statement pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended). Proposals intended to be presented at the 2001 annual meeting of stockholders pursuant to Rule 14a-8 of the Exchange Act must be received by January 24, 2001, in order to be included in the Company’s proxy statement and form of proxy relating to that meeting. Any stockholder proposals or nominations must be sent to the Company’s Secretary at the Company’s executive offices at 8800 North Gainey Center Drive, Suite 200, Scottsdale, Arizona 85258.

PROPOSAL 1

ELECTION OF DIRECTORS

      The Company’s Fifth Restated Certificate of Incorporation, as amended, divides the Board into three classes, each class consisting, as nearly as possible, of one-third of the total number of directors. At this first annual meeting of stockholders following the initial classification of the Company’s board, all directors of the Company will be elected.

      Each Class I director shall be elected to serve until the 2001 annual meeting of stockholders, each Class II director shall be elected to serve until the 2002 annual meeting of stockholders and each Class III director shall be elected to serve until the 2003 annual meeting of stockholders. At each subsequent annual meeting of stockholders, the number of directors equal to the number of directors in the class whose term expires at the time of such meeting shall be elected to serve until the third ensuing annual meeting of stockholders. Directors shall serve until their successors are elected and qualified or until their earlier death, resignation or removal from office.

      The Board of Directors is presently composed of six members. The Board has nominated two incumbent directors Stephen L. Hansen and John B. Carrington, to serve as Class I Directors until the 2001 annual meeting of stockholders, two incumbent directors, Anthony P. Morris and David Schwab to serve as Class II Directors until the 2002 annual meeting of stockholders and two incumbent directors, Deepak Kamra and Patrick M. Sullivan, to serve as Class III Directors until the 2003 annual meeting of stockholders. If elected at the Annual Meeting, each of the nominees would serve until their successor is elected and qualified, or until such director’s earlier death, resignation or removal. See, “Executive Officers and Directors” and “Security Ownership of Certain Beneficial Owners and Management” below for information concerning each of the nominees, including their business experience during the past five years and the number of shares of Common Stock owned beneficially by each of them as of March 31, 2000.

      Directors are elected by a plurality of the votes present in person or represented by proxy and entitled to vote at the meeting. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the six nominees named above. In the event that any nominee should be unavailable for election as a result of an unexpected occurrence, such shares will be voted for the election of such substitute nominee as management may propose. Each person nominated for election has agreed to serve if elected and management has no reason to believe that any nominee will be unable to serve.

      The Board of Directors recommends that you vote FOR each of the nominees named above.

PROPOSAL 2

RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

      The Board of Directors has selected Ernst & Young LLP as the Company’s independent auditors for the fiscal year ending December 31, 2000 and has further directed that management submit the selection of independent auditors for ratification by the stockholders at the Annual Meeting. Ernst & Young LLP has audited the Company’s financial statements since its inception in 1996. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

      Stockholder ratification of the selection of Ernst & Young LLP as the Company’s independent auditors is not required by the Company’s bylaws or otherwise. However, the Board is submitting the selection of Ernst & Young LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee and the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee and the Board in their discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.

      The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting will be required to ratify the selection of Ernst & Young LLP.

      The Board of Directors recommends that you vote FOR Proposal 2.

EXECUTIVE OFFICERS AND DIRECTORS

      The following table sets forth information regarding the executive officers and directors of Interact Commerce Corporation as of March 31, 2000:

EXECUTIVE OFFICERS AND DIRECTORS

Name	Age	Position

Patrick M. Sullivan	45	President, Chief Executive Officer and Chairman of the Board

Gary R. Acord	46	Vice President, Chief Financial Officer, Secretary and Treasurer

Kevin R. Bethke	34	Vice President, Worldwide Sales

R. Kevin Carson	39	Chief Technology Officer

Philip J. Myers	40	President, Interact Division

Michael L. Simpson	34	Chief Marketing Officer

I. Barry Goldberg	46	President, SalesLogix Division

Gregory J. Head	35	President, ACT! Division

Mike Muhney	49	Executive Vice President, Business Development

Mary Swenson	46	Chief Customer Service Officer

Deepak Kamra(a)	43	Director

Anthony P. Morris(b)	52	Director

David C. Schwab(a)	41	Director

John B. Carrington(a)	54	Director

Stephen L. Hansen(b)	43	Director

(a)	Member of compensation committee

(b)	Member of audit committee

      Patrick M. Sullivan is the Company’s founder and has served as its President and Chief Executive Officer and as a member of the board of directors since September 1995 and as Chairman of the board of directors since March 1999. Prior to founding the Company, Mr. Sullivan served as President and Chief Executive Officer for Contact Software International, Inc., the developer of ACT! Software, from October 1985 until June 1993, at which time Contact Software was acquired by Symantec Corp. Mr. Sullivan continued as Vice President of the Contact Management Division for Symantec until November 1993. Mr. Sullivan pursued personal interests from November 1993 until founding the Company. Mr. Sullivan holds a BS in Marketing from Eastern Illinois University.

      Gary R. Acord has served as the Company’s Vice President and Chief Financial Officer since September 1997. From April 1996 until September 1997, Mr. Acord served as Vice President and CFO for Artisoft, Inc., which provides networking, communications, computer telephony and Internet solutions for small and growing businesses. From April 1995 until April 1996, Mr. Acord served as Senior Vice President and CFO for Elsinore Corporation, a gaming company. From August 1979 until April 1995, Mr. Acord was employed by the international accounting firm of KPMG Peat Marwick. From July 1993 to April 1995, Mr. Acord served as managing partner of the firm’s Las Vegas office. Mr. Acord, a Certified Public Accountant, holds a BS from James Madison University and a Master of Accountancy from the University of Arizona.

      Kevin R. Bethke has served as the Company’s Vice President of Worldwide Sales since November 1998. From January 1994 until November 1998, Mr. Bethke served in various capacities, most recently as Vice President of Sales, for QAD, Inc., a leading provider of enterprise resource planning solutions for the mid-market. Mr. Bethke holds a BS in Zoology from Southern Illinois University and an MBA from Northern Illinois University.

      R. Kevin Carson has served as the Company’s Vice President of Professional Services since March 1996, and as Chief Technology Officer since February 29, 2000. From February 1986 until March 1996, Mr. Carson served as President of Sales Automation, Inc., a systems implementation firm focused on assisting corporations with complete turn-key sales automation systems. Mr. Carson holds a BS in Computer Science from the Arizona Institute.

      Philip J. Myers has served as the President of the Company’s Interact Division since February 2000. From December 1998 to February 2000, Mr. Myers served as the Company’s Vice President of Marketing. From October 1992 until December 1998, Mr. Myers served as Vice President of Marketing for Novadigm, Inc. From August 1990 until November 1991, Mr. Myers served as Vice President and General Manager of Workstation Products for Pansophic Corp. From August 1986 until July 1990, he served as Director of Product Marketing for Viasoft, Inc. Mr. Myers holds a BA in Accounting and an MBA from Penn State University.

      Michael L. Simpson has served as the Company’s Chief Marketing Officer since February 2000. From 1992 through February 2000, Mr. Simpson served in various capacities at Novell, Inc., most recently as director of strategic market planning. Prior to 1992, Mr. Simpson served as the general manager of a consulting and networking integrator. Mr. Simpson has worked in the software industry since 1986.

      I. Barry Goldberg has served as President of the SalesLogix division since April 2000. From August 1998 to March 2000 Mr. Goldberg served as the Managing Director of Customer Management Solutions for ALLTEL Information Services, a software outsourcing and professional services firm serving financial and telecommunications companies worldwide. From May 1989 to August 1998, Mr. Goldberg was Principal Consulting Partner of Matterhorn Consulting Services, Inc., providing strategic consulting and project oversight to firms making the transition from product or channel centered to customer centered business models. Mr. Goldberg holds a BA in history and Slavic languages from the University of Texas — Austin.

      Gregory J. Head has served as a Vice President of the Company and the President of the Act Product Line since December 1999. From July 1998 to December 1999, Mr. Head served as the Vice President of International Sales for the Company. From February 1996 to June 1998, Mr. Head served as the Company’s Vice President of Marketing. Mr. Head served as senior product marketing manager for the ACT! product line at Symantec Corporation from June 1993 to November 1995. Mr. Head joined Contact Software International, the original marketers and developers of ACT!, in 1989 and served in various sales and marketing management positions until joining Symantec when Contact Software was acquired in 1993. Mr. Head graduated with honors from the University of Iowa with a B.A. in Economics.

      Michael Muhney has served as the Company’s Executive Vice President of Business Development since December 1999. From September 1998 to December 1999, Mr. Muhney was a Senior Manager in Deloitte Consulting, an international consulting firm, where he led Deloitte’s worldwide efforts in the sale and implementation of high end customer relationship management systems to major global accounts. From November 1993 to September 1998, Mr. Muhney managed his personal investments. Mr. Muhney was a co-founder of Contact Software and served as its Executive Vice President until it was acquired in 1993. Mr. Muhney has also served as Executive-in-Residence at the University of Illinois College of Commerce and Business Administration for the past five years. Additionally, he serves on the Business Advisory Council for the Dean of the University of Illinois College of Commerce and Business Administration, an invited position by the Dean. Mr. Muhney graduated with honors from the University of Illinois with a degree in finance.

      Mary Swenson has served as Vice President and Chief Customer Service Officer of the Company since September 1999. From June 1997 to September 1999, Ms. Swenson served as a Senior Manager in Andersen Consulting’s customer relationship management practice. From April 1994 to April 1997, Ms. Swenson served as Vice President of Worldwide Sales and Reservations for Best Western International, the world’s largest international hotel organization. From September 1992 to April 1994, Ms. Swenson served as Executive Vice President of REZSolutions, Inc., a provider of integrated technology, reservations, and marketing solutions for the hospitality industry. Ms. Swenson attended Drake University and various coursework, including International Business, at the Harvard School of Business.

      Deepak Kamra has been a director of the Company since January 1996. Since March 1993, Mr. Kamra has been a principal of Canaan Partners, a provider of consulting and venture financing to technology companies. Mr. Kamra became a general partner of Canaan Partners in October 1995. Mr. Kamra also serves as a member of the board of directors for Concord Communications, Inc., a developer of web-based network reporting and analysis to evaluate the effectiveness of customers’ IT investments. Mr. Kamra also serves on the board of directors for iPrint.com, an Internet business printing service and for numerous privately-held technology companies. Mr. Kamra holds a BS in Commerce from Carleton University and an MBA from Harvard University.

      Anthony P. Morris has been a director of the Company since October 1996. Mr. Morris is a principal with Morris & Associates, a management consulting and financial advisory firm he founded in 1988. He is also a general partner of Morris Ventures, a venture capital firm investing in information technology and Internet companies. Mr. Morris is also a director for Phoenix Technologies, Ltd., a developer of software fundamental to the design and use of personal computers, information appliances and peripherals. Mr. Morris holds an AB from the University of Pennsylvania and an MBA from Stanford University.

      David C. Schwab has been a director of the Company since March 1999. Since June 1996, Mr. Schwab has been a general partner of Sierra Ventures, a provider of consulting and venture financing to technology companies. From August 1991 until June 1996, Mr. Schwab served as Vice President of Sales for Scopus Technologies, Inc. Mr. Schwab also serves as a member of the board of directors for Micromuse, Inc., a provider of software solutions for monitoring and management of IT infrastructure, Computer Literacy, Inc., an online seller of computer and technical books, and numerous privately-held technology companies. Mr. Schwab holds a BA from the University of California San Diego, an MS and ENG in Aerospace Engineering from Stanford University and an MBA from Harvard University.

      John B. Carrington has been a director of the Company since May 1999. Mr. Carrington has also served on the board of directors for Digital Lava, Inc. a publicly traded provider of video publishing and management tools since May 1999. Previously, Mr. Carrington served as Chairman and Chief Executive Officer of Artios, Inc., a privately held CAD/ CAM and ERP supplier to the packaging industry, from August 1996 until it was acquired by BARCO n.a. in December 1998. Prior to that, Mr. Carrington served as President and Chief Executive Officer of Digitalk, Inc., a privately held object-oriented client/ server/ internet application develop-

ment tools company, from September 1991 until Digitalk was merged with ParcPlace Inc. in August 1995, after which time Mr. Carrington served on the ParcPlace-Digitalk board of directors until September 1998. Prior to joining Digitalk, Mr. Carrington was Chairman of the Board and Chief Executive Officer of Cogensys Corporation, co-founded State of the Art, Inc., and held senior positions with the Del Mar Group, Harte-Hanks Communications, and Honeywell. Mr. Carrington holds a BBA from the University of Texas, Austin.

      Stephen L. Hansen has been a director of the Company since October 1999. Previously, Mr. Hansen served as Chief Financial Officer of GeoCities, Inc., a company that provides personal web page publishing, from November 1997 until its acquisition by Yahoo in May 1999. From January 1994 to November 1997, Mr. Hansen served as Senior Vice President and Chief Financial Officer for the Recreation Group of Universal Studios, a studio that produces and distributes films, videos, television shows and music. From September 1992 to January 1994, Mr. Hansen served as Senior Vice President and Chief Financial Officer for Universal Studios Hollywood. From 1979 to 1992, Mr. Hansen was with KPMG Peat Marwick, most recently as a partner in the Entertainment, Media and Technology Group. Mr. Hansen received his B.S. degree in Accounting from the University of Southern California and is a Certified Public Accountant.

SECURITY OWNERSHIP OF

CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

      The following table sets forth certain information with respect to the beneficial ownership of the Company’s outstanding Common Stock as of March 31, 2000 by: (i) each person (or group of affiliated persons) who is known by the Company to own beneficially more than 5% of the Common Stock; (ii) each of the Company’s directors, (iii) the Company’s Chief Executive Officer and each of the four most highly compensated officers for the year ended December 31, 1999; and (iv) all directors and executive officers of the Company as a group.

	Shares Beneficially
	Owned(1)

Principal Stockholders, Directors and Officers	Number	Percent

Fidelity Investments(2)	2,358,960	12.1%
82 Devonshire Street Boston, Massachusetts 02109

Patrick M. Sullivan(3)	1,936,655	9.9%
8800 N. Gainey Center Dr., Ste. 200 Scottsdale, Arizona 85258

Sierra Ventures VI, L.P.(4)	1,466,118	7.5%
3000 Sand Hill Road, Building 4, Suite 210 Menlo Park, California 94025

Canaan Partners affiliated persons(5)	1,300,583	6.7%
2884 Sand Hill Road, Suite 115 Menlo Park, California 94025

Deepak Kamra(6)	1,308,417	6.7%

John B. Carrington(7)	2,343	*

David C. Schwab(8)	1,529,183	7.8%

Stephen L. Hansen(9)	4,687	*

Anthony P. Morris(10)	78,651	*

Kevin R. Bethke(11)	49,999	*

Sunil Padiyar(12)	218,847	1.1%

Gary R. Acord(13)	77,083	*

Gregory J. Head(14)	220,000	1.1%

All directors and executive officers as a group (15 persons)(15)	5,355,538	27.4%

*	Represents beneficial ownership of less than 1%.

(1)	Applicable percentage ownership is based on 19,567,736 shares of common stock outstanding as of March 31, 2000. Beneficial ownership is determined in accordance with rules of the Commission and includes shares over which the indicated beneficial owner exercises voting and/ or investment power. Shares of common stock subject to options currently exercisable or exercisable within 60 days are deemed outstanding for computing the percentage ownership of the person holding the options but are not deemed outstanding for computing the percentage ownership of any other person. Except as otherwise indicated, the Company believes the beneficial owners of the common stock listed, based on information furnished by them, have sole voting and investment power with respect to the number of shares listed opposite their names.

(2)	As reported in a Schedule 13G field on January 10, 2000, FMR Corp. has the sole power to vote or to direct the vote as to 227,800 shares and the sole power to dispose or to direct the disposal of 2,358,960 shares. Information is based solely on information contained on Schedule 13G filed with the SEC. The address of FMR Corp. is 82 Devonshire Street, Boston, MA 02109.

(3)	Includes, 426,063 shares held by The Sullivan Limited Partnership, 319,550 shares held by The Cyndee K. Sullivan Fifteen Year Grantor Retained Annuity Trust, dated December 18, 1998, 319,550 shares held by The Cyndee K. Sullivan Ten Year Grantor Retained Annuity Trust, 319,547 shares held by The Patrick M. Sullivan Fifteen Year Grantor Retained Annuity Trust, dated December 18, 1998, 319,547 shares held by the Patrick M. Sullivan Ten Year Grantor Retained Annuity Trust, dated December 18, 1998 and 232,398 shares held by The PCS Trust, dated September 10, 1998, entities and trusts for the benefit of Mr. Sullivan’s children, for which Mr. Sullivan has sole voting power.

(4)	As reported in a Schedule 13G/ A filed on February 14, 2000, includes 1,466,118 shares beneficially owned by SV Associates VI, L.P. as general partner to Sierra Ventures VI, L.P. The address of SV Associates VI, L.P. is 3000 Sand Hill Road; Building 4, Suite 210; Menlo Park, CA 94025. Information is based solely on information contained on Schedule 13G filed with the SEC.

(5)	As reported in a Schedule 13G filed February 14, 2000, includes 1,300,583 shares beneficially owned by Harry T. Rein, Stephen L. Green, Deepak Kamra, a Company director, Gregory Kopchinski and Eric Young by virtue of their status as general partners of Canaan Venture Partners II L.P., general partner of Canaan Ventures II Limited Partnership and Canaan Ventures II Offshore C.V., and managers of Canaan Equity Partners LLC, general partner of Canaan Equity L.P. The address of Messrs. Rein, Green and Kopchinski is 105 Rowayton Avenue, Rowayton, CT 06853. Information is based solely on information contained on Schedule 13G filed with the SEC.

(6)	Includes 1,300,583 shares held by Canaan and its affiliates. See Footnote 5. Mr. Kamra disclaims beneficial ownership of shares held by Canaan and its affiliates. Also includes 2,343 shares subject to an option exercisable within 60 days of March 31, 2000.

(7)	Includes 2,343 shares subject to options exercisable within 60 days of March 31, 2000.

(8)	Includes 1,466,118 shares held by Sierra Ventures VI, L.P. and its affiliates. See Footnote 4. Mr. Schwab disclaims beneficial ownership of shares held by Sierra and its affiliates. Also includes 2,245 shares subject to an option exercisable within 60 days of March 31,2000.

(9)	Includes 4,687 shares subject to an option exercisable within 60 days of March 31, 2000.

(10)	Includes 19,219 shares subject to options exercisable within 60 days of March 31, 2000 and 77,019 shares held by Morris Ventures, an investor in which Mr. Morris is a principal. Mr. Morris disclaims beneficial ownership of shares held by Morris Ventures.

(11)	Includes 49,999 shares subject to an option exercisable within 60 days of March 31, 2000.

(12)	Mr. Padiyar left the Company in March 2000.

(13)	Includes 46,876 shares subject to an option exercisable within 60 days of March 31, 2000.

(14)	Includes 54,375 shares subject to an option exercisable within 60 days of March 31, 2000.

(15)	Includes 234,376 shares subject to options exercisable within 60 days of March 31, 2000.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Section 16(a) of the Securities Exchange Act of 1934 (the “1934 Act”) requires the Company’s directors and executive officers, and persons who own more than ten percent of a registered class of the Company’s equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

      To the Company’s knowledge, based solely on a review of the copies of such reports furnished to the Company and written representation that no other reports were required, during the fiscal year ended December 31, 1999, all Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with, except that one report on Form 3 was filed late by Mary Swenson in connection with one transaction, namely her employment by the Company on August 30, 1999, and one report on Form 4 was filed late by Doug Nicholas, former Vice President of Business Development for the Company, in connection with one transaction, namely the conversion on June 2, 1999 of his shares of the Company’s Series D Preferred Stock into Common Stock of the Company.

EXECUTIVE COMPENSATION

Composition And Meetings Of The Board Of Directors And Committee Meetings

      During the fiscal year ended December 31, 1999, the Board met eleven (11) times and acted by written consent in lieu of meeting four (4) times. The standing committees of the Board are the Compensation Committee and the Audit Committee.

      The Compensation Committee currently consists of Messrs. Carrington, Schwab and Kamra. The Compensation Committee determines the compensation of the Company’s elected officers other than the Chief Executive Officer whose compensation the Committee recommends to the full Board for approval. In 1999, the Compensation Committee met seven (7) times and, at the board’s request, approved certain grants of options during 1999 under the Company’s 1996 Equity Incentive Plan, as amended (the “1996 Plan”).

      The Audit Committee currently consists of Messrs. Morris and Hansen. It is responsible for retaining the Company’s independent accountants and consulting with them regarding the scope and timing of their audit, and the accountant’s report concerning the Company’s audited financial statements and the Company’s internal accounting controls. The Audit Committee met two (2) times in 1999.

      During the fiscal year ended December 31, 1999, all current directors attended at least 75% of the aggregate of the meetings of the Board and of the committees on which they served, held during the period for which they were a director or committee member, respectively.

Directors’ Compensation

      The Company’s directors do not currently receive any cash compensation for service on the Board or any committee thereof, but directors may be reimbursed for certain expenses in connection with attendance at Board and committee meetings. Except for Mr. Hansen who received his grant on October 18, 1999 at an exercise price per share of $22.38, upon the closing of the Company’s initial public offering on June 2, 1999 each of the Company’s non-employee directors received options to purchase 12,500 shares of the Company’s Common Stock at an exercise price per share of $9.38 pursuant to formula grants made under the Company’s 1999 Non-Employee Director Stock Option Plan. On May 26, 1999, 1999, Mr. Sullivan received an option to purchase 166,677 shares of the Company’s Common Stock at an exercise price per share of $9.00 under the Company’s Amended and Restated 1996 Equity Incentive Plan.

Executive Compensation

      The following table sets forth for the fiscal years ended December 31 1998 and 1999, the compensation earned by the Company’s Chief Executive Officer and the four most highly compensated executive officers during such periods whose salary and bonus for the fiscal year ended December 31, 1999 were in excess of $100,000 for services rendered in all capacities to the Company for that fiscal year (collectively, the “Named Executive Officers”)(1):

				Long-Term
	Annual Compensation			Compensation
				Awards Securities
Name and Principal Position	Year	Salary	Bonus($)	Underlying Options

Patrick M. Sullivan	1999	$175,000	$34,951	166,677
President and Chief Executive Officer	1998	145,385	52,083	—

Gary R. Acord	1999	160,000	17,475	33,334
Secretary and Chief Financial Officer	1998	122,596	16,250	—

Kevin R. Bethke(2)	1999	177,151	41,876	16,667
Vice President — Sales	1998	8,558		146,667

Gregory J. Head(3)	1999	188,252	14,150	3,000
General Manager — Act Product Line	1998	132,524	28,000	—

Sunil Padiyar(4)	1999	170,000	23,301	—
Vice Pres. — Chief Technology Officer	1998	160,000	63,334	33,333

(1)	The Named Executive Officers were determined without including yearly bonuses for executive officers earned for the fiscal year ended December 31, 1999. The amounts of such bonuses were not calculable as of the filing of this proxy statement and will be included in the executive compensation tables for the Company’s proxy statement in 2001.

(2)	Mr. Bethke commenced employment with Interact Commerce in December 1998. Mr. Bethke’s salary includes sales commissions of $25,000.

(3)	From December 1998 to December 1999, Mr. Head was the Vice President of International Operations. From January 1996 through December 1998, Mr. Head was the Vice President of Marketing. Mr. Head’s salary includes sales commissions of $61,457.

(4)	Mr. Padiyar resigned from the Company in March 2000.

STOCK OPTION GRANTS AND EXERCISES

      The Company grants options to its Named Executive Officers under its Amended and Restated 1996 Equity Incentive Plan (the “Incentive Plan”). As of December 31, 1999, options to purchase a total of 2,836,056 shares were outstanding under the Incentive Plan and options to purchase 1,098,578 shares (plus any shares that might in the future be returned to the plan as a result of cancellations or expiration of options) remained available for future grant thereunder.

      The following table sets forth information with respect to stock options granted to each of the Named Executive Officers during 1999, including the potential realizable value over the 10 year term of the options based on assumed rates of stock appreciation of 5% and 10%, compounded annually, over the per share exercise price of the option, which was the per share market price at the time of the grant. These assumed rates of appreciation comply with the rules of the SEC and do not represent the Company’s estimate of future stock price. Actual gains, if any, on stock option exercises will be dependent on the future performance of Interact Commerce common stock. In 1999, options to acquire up to an aggregate of 1,728,220 shares were granted to employees. These options were all granted under the Amended and Restated 1996 Equity Incentive Plan and all at an exercise price equal to not less than the fair market value of Interact Commerce common stock on the date of grant. Optionees may pay the exercise price by cash, check, promissory note, delivery of already-owned shares of Interact Commerce common stock or, upon approval by the board of directors, pursuant to a cashless exercise procedure. Options granted in 1999 vest over four years with 25% of the shares subject to option vesting on the first anniversary of the grant date and the remaining option shares vesting ratably quarterly thereafter.

	Individual Grants
					Potential Realizable Value
	Number of	Percent of			at Assumed Annual Rates
	Securities	Total Options			of Stock Price Appreciation
	Underlying	Granted to	Exercise		for Option Term
	Options	Employees	Price Per	Expiration
	Granted	in 1999	Share	Date	5%	10%

Patrick M. Sullivan	166,677	8.5%	$9.00	5/26/2009	$943,558	$2,391,148

Gary R. Acord	33,334	1.7	9.00	5/26/2009	188,704	478,210

Kevin R. Bethke	16,667	.9	9.00	5/26/2009	94,352	239,105

Gregory J. Head	3,000	.2	32.13	12/06/2009	60,619	153,621

Sunil Padiyar	—	—	—	—	—	—

AGGREGATED OPTIONS EXERCISED IN 1999 AND YEAR-END OPTION VALUES

      The following table sets forth for each of the Named Executive Officers the shares acquired and the value realized on each exercise of stock options during the year ended December 31, 1999 and the number and value of securities underlying unexercised options held by the Named Executive Officers at December 31, 1999.

			Number of Securities		Value of Unexercised in the
			Underlying Unexercised		Money Options at
	Shares		Options at December 31, 1999		December 31, 1999(2)
	Acquired on	Value
Name	Exercise	Received(1)	Exercisable	Unexercisable	Exercisable	Unexercisable

Patrick M. Sullivan	—	$—	—	166,677	$—	$1,488,926

Gary R. Acord	38,541	49,718	30,833	87,293	1,449,517	5,541,960

Kevin R. Bethke	—	—	36,666	126,668	1,449,517	5,541,960

Gregory J. Head	90,625	260,456	36,250	18,125	1,483,096	741,548

Sunil Padiyar	18,125	160,406	62,708	123,959	2,554,072	1,729,873

(1)	Based on the fair market value of the Company’s Common Stock on the exercise date, minus the exercise price, multiplied by the number of shares exercised.

(2)	Based on the fair market value of the Company’s Common Stock as of December 31, 1999 ($41.063 per share), minus the exercise price, multiplied by the number of shares underlying the options.

COMPENSATION COMMITTEE REPORT

      The Compensation Committee acts on behalf of the Board to establish the general compensation policy of the Company for all employees of the Company and to determine the compensation for the Chief Executive Officer and other executive officers. It also administers the Company’s stock plans. Additionally, the Committee is routinely consulted to approve compensation packages for newly hired executives.

      The Committee’s compensation policy for executive officers is designed to:

•	Provide compensation that allows the Company to successfully attract and retain the executives needed to assure its long-term success;

•	Provide a strong link between compensation and the long-term creation of shareholder value; and

•	Assure that executive compensation is linked to Company-wide and individual performance.

      All members of the Compensation Committee are independent directors of the Company. During 1999, the Compensation Committee consisted of Messrs. Kamra, Lambert and Conway. Upon the resignations of Messrs. Lambert and Conway from the Board, the Compensation Committee currently consists of Messrs. Carrington, Schwab and Kamra.

Executive Compensation

      Executive compensation is comprised of three main components: base salary, which is the amount of bas compensation; annual cash incentives, which are based primarily on the achievement of Company goals; and long-term incentives, which to date have generally been provided in the form of stock option grants.

      At the conclusion of each fiscal year the Committee meets with the Chief Executive Officer to consider executive compensation plans for the next fiscal year. The Committee determines the compensation levels for the executive officers by reviewing certain independent information sources as they are available, and from the recommendations of the Chief Executive Officer.

      Executive officers of the Company are paid base salaries in line with their responsibilities. Executive officers are also eligible to receive incentive cash bonuses based on achievement of performance targets established at the beginning of the fiscal year. During 1999, the objectives used by the Company as the basis for incentive bonuses were the achievement of quarterly corporate revenue goals.

      Long-term equity incentives for executive officers and other Company employees are made through stock option grants under the Company’s 1996 Plan. The Committee believes that equity-based compensation in the form of stock options links the interests of management and employees with those of the stockholders. Substantially all of the Company’s full-time employees participate in the 1996 Plan. The number of shares subject to each stock option granted to executive officers is within the discretion of the Committee and is based on each executive’s position within the Company, past performance, anticipated future contributions, and prior option grants. Each grant allows the executive to acquire shares of the Company’s Common Stock at a fixed price per share (the market price on the grant date) in installments generally over a four-year period. The option grants will provide a return only if the executive remains with the Company, and only if the market price appreciates over the option term.

CEO Compensation

      The annual base salary for Mr. Sullivan is reviewed and approved annually by the Committee, and is based upon the criteria set forth under the discussion of Executive Compensation above. Mr. Sullivan’s target incentive cash bonus is tied to corporate revenue goals, achieving designated corporate objectives, and satisfactorily managing the Company’s overall corporate business plan.

Compensation Committee

John B. Carrington
David C. Schwab
Deepak Kamra

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

      The Compensation Committee consists of Messrs. Carrington, Kamra, and Schwab. No member of the Compensation Committee was at any time during 1999, or at any other time, an officer or employee of the Company. No executive officer of the Company serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of the Company’s Board of Directors or Compensation Committee.

STOCK PERFORMANCE GRAPH

      The graph set forth below compares the cumulative total stockholder return on the Company’s common stock from May 27, 1999 (the date the Company’s common stock commenced public trading) and December 31, 1999 with the cumulative total return of (i) the Total Return Index for the NASDAQ Stock Market — U.S. Index (“NASDAQ Stock Market”) and (ii) the Chase H&Q Software Index, over the same period. This graph assumes the investment of $100.000 on May 27, 1999 in the Company’s common stock, the NASDAQ Stock Market, and the Chase H&Q Software Index, and assumes the reinvestment of dividends, if any.

Comparison of Cumulative Total Return Among Interact Commerce Corporation,

the NASDAQ Stock Market, and the Chase H&Q Software Index

[Line Performance Graph]

	Intreact Commerce
	Corporation	Chase H&Q Software	Nasdaq Stock Market-U.S.

27-May-99	100.00	100.00	100.00
May-99	130.56	101.40	102.04
Jun-99	165.28	114.82	111.15
Jul-99	187.50	111.41	109.53
Aug-99	200.00	115.01	113.87
Sep-99	222.22	127.53	113.69
Oct-99	350.00	142.35	121.95
Nov-99	319.44	170.91	134.96
Dec-99	456.25	228.98	164.07

•	$100 invested on 5/27/99 in stock or index, including reinvestment of dividends, if any.

	5/27/99	12/31/99

Interact Commerce Corporation	$100.00	$456.25

NASDAQ Stock Market	$100.00	$228.98

Chase H&Q Software Index	$100.00	$164.07

      The Company effected its initial public offering on May 27, 1999 at a price of $9.00 per common share. The graph above commences with the price of $9.00 per share on May 27, 1999.

      Notwithstanding anything to the contrary set forth in the Company’s previous or future filings under the Securities Act of 1933, as amended, or the Exchange Act, as amended, that might incorporate this Proxy Statement, or future filings made by the Company under those statutes, the Compensation Committee Report and Stock Performance Graph shall not be deemed filed with the Securities and Exchange Commission and shall not be deemed incorporated by reference into any of those prior filings or into any future filings made by the Company under those statutes.

CERTAIN TRANSACTIONS

      In exchange for consulting and advisory services, the Company pays $2,000 per month to Morris Ventures, an investor in the Company of which Anthony Morris, one of the Company’s directors, is a principal.

OTHER MATTERS

      The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting, nor is any stockholder entitled under the Company’s Second Restated By-laws to bring any such other matter before the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors

Gary R. Acord
Secretary

May 23, 2000

PROXY

INTERACT COMMERCE CORPORATION

PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF
STOCKHOLDERS TO BE HELD ON JUNE 20, 2000

      The undersigned hereby appoints Patrick M. Sullivan and Gary R. Acord and each of them, as attorneys and proxies of the undersigned, with full power of substitution, to vote all of the shares of stock of Interact Commerce Corporation, which the undersigned may be entitled to vote at the Annual Meeting of Stockholders of Interact Commerce Corporation, to be held at Gainey Suites Hotel, 7300 E. Gainey Suites Drive, Scottsdale, Arizona 85258 on June 20, 2000 at 10:00 a.m. Mountain Standard Time, and at any and all postponements, continuations and adjournments thereof, with all powers that the undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the following instructions, with discretionary authority as to any and all other matters that may properly come before the meeting.

UNLESS A CONTRARY DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR ALL NOMINEES LISTED IN PROPOSAL 1 AND FOR PROPOSAL 2, AS MORE SPECIFICALLY DESCRIBED IN THE PROXY STATEMENT. IF SPECIFIC INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED IN ACCORDANCE THEREWITH.

- FOLD AND DETACH HERE -

Please mark
your votes as [X]
indicated

The Board of Directors Recommends a Vote FOR All Nominees in Proposal 1.

PROPOSAL 1: To elect two Class I directors to hold office until the 2001 Annual Meeting of Stockholders, two Class II Directors to hold office until the 2002 Annual Meeting of Stockholders and three Class III Directors to hold office until the 2003 Annual Meeting of Stockholders.

FOR all nominees listed below (except as marked to the contrary below). [ ]	WITHHOLD AUTHORITY to vote for all nominees listed below. [ ]

NOMINEES:	Class I Directors: Stephen L. Hansen and John B. Carrington

Class II Directors: Anthony P. Morris and David C. Schwab
Class III Directors: Patrick M. Sullivan and Deepak Kamra

To Withhold Authority To Vote For Any Nominee, Write Such Nominee’s Name Below:

The Board of Directors Recommends a Vote FOR Proposal 2.

PROPOSAL 2: To ratify the selection of Ernst & Young LLP as independent auditors of the Company for its fiscal year ending December 31, 2000.

FOR	AGAINST	ABSTAIN
[ ]	[ ]	[ ]

PLEASE VOTE, DATE AND PROMPTLY RETURN THIS PROXY IN THE ENCLOSED RETURN ENVELOPE WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES.

Signature(s)                                                        Dated                , 2000

      Please sign exactly as your name appears hereon. If the stock is registered in the names of two or more persons, each should sign. Executors, administrators, trustees, guardians and attorneys-in-fact should add their titles. If signer is a corporation, please give full corporate name and have a duly authorized officer sign, stating title. If signer is a partnership, please sign in partnership name by authorized person.

— FOLD AND DETACH HERE —